As filed with the U.S. Securities and Exchange Commission on April 12, 2016

Registration No. 333-48706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Viveve Medical, Inc.
(Exact name of Registrant as specified in its charter)

Yukon Territory	04-3153858
(State or other jurisdiction of	(IRS Employee Identification No.)
incorporation or organization)

150 Commercial Street

Sunnyvale, California 94086

(Address, including zip code, of Registrant’s principal executive offices)

1997 Executive Stock Option Plan
(Full title of the plan)

Patricia Scheller

Chief Executive Officer

Viveve Medical, Inc.

150 Commercial Street

Sunnyvale, California 94086

(408) 530-1900

(Telephone number, including area code, of agent for service)

Copies to:

Melanie Figueroa, Esq.

Mitchell Silberberg & Knupp LLP

12 East 49th Street, 30th Floor

New York, New York 10017

Phone: (917) 546-7707

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☑ Smaller reporting company

EXPLANATORY NOTE

Viveve Medical, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-8, Registration No. 333-48706, filed on October 16, 2000 (the “Registration Statement”), to deregister unsold securities of the Registrant.

Pursuant to the undertaking made by the Registrant in the Registration Statement, the Registrant hereby removes from registration any and all securities registered by the Registrant under the Registration Statement that have not been sold pursuant the Registration Statement prior to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California, on April 12, 2016.

Viveve Medical, Inc.

/s/ Patricia Scheller
By: Patricia Scheller
Its: Chief Executive Officer (pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended)